Exhibit 16.1

March 16, 2009

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Reliability Incorporated’s statements included under Item 4.01 of its Form 8-K filed on March 16, 2009 and we agree with such statements concerning our firm.

Fitts, Roberts & CO., P.C.

5718 Westheimer, Suite 800 • Houston, TX 77057 • Tel: (713) 260-5230 • Fax: (713) 260-5240

4800 Sugar Grove Blvd., Suite 100 • Stafford, Texas 77477 • Tel: (281) 494-5151

An Independently Owned Member of the RSM McGladrey Network